AT&T Inc.
Segment Results for the Period Ended - As Adjusted
Dollars in millions
Unaudited

For the nine months ended September 30, 2010	Wireless	Wireline	Advertising Solutions	Other	Consolidations	Consolidated Results
Total segment operating revenues	$43,319	$46,092	$3,009	$499	$-	$92,919
Operations and support expenses	26,758	30,953	1,957	1,294	-	60,962
Depreciation and amortization	4,776	9,279	393	24	-	14,472
Total segment operating expenses	31,534	40,232	2,350	1,318	-	75,434
Segment operating income (loss)	11,785	5,860	659	(819)	-	17,485
Interest expense	-	-	-	-	2,248	2,248
Equity in net income of affiliates	14	7	-	608	-	629
Other income (expense) - net	-	-	-	-	825	825
Segment income (loss) before income taxes	$11,799	$5,867	$659	$(211)	$(1,423)	$16,691

For the year ended December 31, 2009	Wireless	Wireline	Advertising Solutions	Other	Consolidations	Consolidated Results
Total segment operating revenues	$53,504	$63,514	$4,724	$771	$-	$122,513
Operations and support expenses	33,631	42,352	2,743	3,057	215	81,998
Depreciation and amortization	6,043	12,743	650	79	-	19,515
Total segment operating expenses	39,674	55,095	3,393	3,136	215	101,513
Segment operating income (loss)	13,830	8,419	1,331	(2,365)	(215)	21,000
Interest expense	-	-	-	-	3,368	3,368
Equity in net income of affiliates	9	17	-	708	-	734
Other income (expense) - net	-	-	-	-	152	152
Segment income (loss) before income taxes	$13,839	$8,436	$1,331	$(1,657)	$(3,431)	$18,518

For the year ended December 31, 2008	Wireless	Wireline	Advertising Solutions	Other	Consolidations	Consolidated Results
Total segment operating revenues	$49,174	$67,890	$5,416	$963	$-	$123,443
Operations and support expenses	31,530	44,817	2,900	1,063	25,150	105,460
Depreciation and amortization	6,025	12,786	789	73	-	19,673
Total segment operating expenses	37,555	57,603	3,689	1,136	25,150	125,133
Segment operating income (loss)	11,619	10,287	1,727	(173)	(25,150)	(1,690)
Interest expense	-	-	-	-	3,369	3,369
Equity in net income of affiliates	6	19	-	793	1	819
Other income (expense) - net	-	-	-	-	(332)	(332)
Segment income (loss) before income taxes	$11,625	$10,306	$1,727	$620	$(28,850)	$(4,572)